Exhibit 31.4

CERTIFICATIONS OF CHIEF FINANCIAL OFFICER

UNDER

SECTION 302 OF THE SARBANES-OXLEY ACT

I, James Britton, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A (Amendment No. 1) of First Foundation Inc. for the fiscal year ended December 31, 2025; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 31, 2026

/s/ JAMES BRITTON
James Britton
Executive Vice President and Chief Financial Officer